                                                                     Exhibit 10


                           LOAN MODIFICATION AGREEMENT


         This Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of November 7, 2002, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and NETSCOUT SYSTEMS, INC., a Delaware corporation with offices at 310 Littleton Road, Westford, Massachusetts 01886-4105 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain loan arrangement dated as of March 12, 1998, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of March 12, 1998 between Borrower and Bank, as amended by certain Loan Modification Agreements between Borrower and Bank dated March 11, 1999, March 10, 2000, June 27, 2000, March 9, 2001, August 14, 2001,
September 7, 2001, and March 10, 2002 (as may be amended from time to time, the "Loan Agreement"). The Loan Agreement established a working capital line of credit in favor of Borrower in the maximum principal amount of Ten Million Dollars ($10,000,000.00) (the "Committed Revolving Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

         A. MODIFICATIONS TO LOAN AGREEMENT.

                  1.       The Loan Agreement shall be amended by deleting
                           Section 6.7 entitled "Financial Covenants"

                                    "6.7 FINANCIAL COVENANTS.

                                    (a) Adjusted Quick Ratio. Borrower shall maintain, as of the last day of each quarter, a ratio of Quick Assets to Current Liabilities minus Deferred Maintenance Revenue of at least 1.50 to 1.0. For purposes hereof, "Deferred Maintenance Revenue" is all amounts received in advance of performance under maintenance contracts and not yet recognized as revenue.

                                    (b) EBITDA. Borrower shall maintain, as of the last day of each quarter: (i) a negative EBITDA not greater than Two Hundred Thousand Dollars ($200,000.00) as of the quarter ending December 31, 2001, and (ii) a positive EBITDA not less than One Dollar ($1.00) as of the quarter ending March 31, 2002 and as of the last day of each quarter thereafter. For purposes hereof, "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization in accordance with GAAP."

                  and inserting in lieu thereof the following:

                                    "6.7 FINANCIAL COVENANTS.

                                    (a) Quick Ratio. Borrower shall maintain, as of the last day of each quarter, a ratio of Quick Assets to Current Liabilities of at least 2.50 to 1.0.

                                    (b) EBITDA. Borrower shall maintain, as of the last day of each quarter a negative EBITDA not greater than (i) Three Million Five Hundred Thousand Dollars
                                    ($3,500,000.00) as of the quarter ending
                                    December 31, 2002, and (ii) Three Million
                                    One Hundred Thousand Dollars ($3,100,000.00) as of the quarter ending March 31, 2003. For purposes hereof, "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization in accordance with GAAP."

                  2. The Compliance Certificate appearing as EXHIBIT C to the Loan Agreement is hereby replaced with the Compliance Certificate attached hereto as EXHIBIT A.

         B. WAIVERS.

                  1. Bank hereby waives Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with the financial covenants set forth in
                           Section 6.7 thereof as of the quarters ending June 30, 2002 and September 30, 2002. Bank's waiver of Borrower's compliance of said affirmative covenant shall apply only to the foregoing specific periods.

4. FEES. Borrower shall pay to Bank a modification fee for this Amendment in an amount equal to Five Thousand Dollars ($5,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or keep any Collateral in any additional locations, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

6. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the

Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. RIGHT OF SETOFF. In consideration of Bank's agreement to enter into this Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the Courts of The Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

13. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become affective until signed by an officer of Bank in California).


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                            BANK:

NETSCOUT SYSTEMS, INC.                               SILICON VALLEY BANK, doing business as
                                                     SILICON VALLEY EAST


By: /s/ Lisa Fiorentino                              By: /s/ Michael D. Sinclair
    -----------------------------------------            --------------------------------------
Name: Lisa Fiorentino                                Name: Michael D. Sinclair
Title: Vice President                                Title: Vice President
       Finance and Administration


                                                     SILICON VALLEY BANK

                                                     By: /s/ Maggie Garcia
                                                        ---------------------------------------------
                                                     Name: Maggie Garcia
                                                     Title: Loan Admin - Team Leader
                                                           ------------------------------------------
                                                           (signed in Santa Clara County, California)

                                    EXHIBIT A
                             COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK

FROM: NETSCOUT SYSTEMS, INC.

         The undersigned authorized officer of NETSCOUT SYSTEMS, INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ____________ with all required covenants except as noted below and (ii) all representations and warranties of the Borrower in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

         PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

         REPORTING COVENANT                          REQUIRED                                          COMPLIES
         ------------------                          --------                                          --------
         Financial statements                        Quarterly within 45 days                           Yes  No
         Annual (CPA Audited)                        FYE within 120 days                                Yes  No
         BBC and A/R Agings                          Monthly w/in 30 days when borrowing                Yes  No
                                                     Quarterly w/in 45 days when not borrowing          Yes  No
         Form 10-K, 10-Q and 8-K                     Within 5 days of filing                            Yes  No

         FINANCIAL COVENANT                          REQUIRED                       ACTUAL             COMPLIES
         ------------------                          --------                       ------             --------
         Maintain:

         Minimum Quick Ratio (quarterly)             2.5:1.0                        _______:1.0         Yes  No
         Negative EBITDA (quarterly)                 Not greater than $3,500,000    $______             Yes  No
                                                     for QE 12/31/02
                                                     Not greater than $3,100,000    $______             Yes  No
                                                     for QE 3/31/03

COMMENTS REGARDING EXCEPTIONS:  See Attached, if any.


Sincerely,                                          BANK USE ONLY

                                         Received by:
--------------------------                           --------------------------
SIGNATURE                                               AUTHORIZED SIGNER

--------------------------               Date:
TITLE                                         ---------------------------------

--------------------------               Verified:
DATE                                              -----------------------------
                                                        AUTHORIZED SIGNER

                                         Date:
                                              ---------------------------------